UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 10, 2005

TRANSMONTAIGNE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11763	06-1052062
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1670 Broadway, Suite 3100, Denver, CO  80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 10, 2005, TransMontaigne Inc. held a conference call that was open to the public to discuss with investors, analysts and other interested parties TransMontaigne’s results of operations for the quarter ended September 30, 2005.  During the conference call, in response to a participant’s question, Randall J. Larson, TransMontaigne’s Executive Vice President and Chief Financial Officer, indicated that TransMontaigne had managed the commodity price risk with respect to approximately 3.0 million barrels of the total of 5.0 million barrels of inventory procurement and management volumes.  The inventory procurement and management volumes are composed of approximately 3.0 million barrels of light oil volumes nominated under the MSCG product supply agreement prior to receipt of the product at our terminals and approximately 2.0 million barrels of base operating inventory.

Management desires to provide additional information in order for investors to understand better the potential impact of changes in commodity prices on such volumes.  Specifically, of the approximately 3.0 million barrels for which TransMontaigne managed the commodity price risk through NYMEX contracts, approximately 2.0 million barrels of risk were managed through crude oil options, and the remaining 1.0 million barrels of risk was managed through refined product contracts.  Management believes that TransMontaigne’s investors should understand that managing the commodity price risk of refined products inventory through contracts on crude oil means that, while the contracts can be expected to protect against market price changes for crude oil, the risk of fluctuation in the costs of refining the product (called the “crack spread”), as well as price differentials between different delivery locations (called the “basis”) are not managed because the value of a barrel of refined product is approximately equal to the sum of the value of a barrel of crude oil, the crack spread and the basis differential on that volume.  Therefore, if prices of crude oil remain constant, but the crack spreads or basis differentials change, the change in the value of the crude oil contract would not correlate to the change in value of the refined product inventory.  At September 30, 2005, the Company’s inventory procurement and management volumes, including the related risk management contracts, were as follows (in thousands of barrels):

	Gross Position Long	Risk Management Position (Short)	Net Exposure
Crude oil	5,011	(3,000)	2,011
Spread to refined products (crack spread)	5,011	(1,000)	4,011

Based on the significant decline in commodity prices since September 30, 2005, we estimate that the value of the inventory procurement and management volumes, net of the related risk management contracts, has declined by approximately $60 to $90 million. By comparison, for the period July 1, 2005 through September 30, 2005, we recognized a gain of approximately $97 million on the increase in the value of the inventory procurement and management volumes, net of the related risk management contracts, due to rising prices.

The information in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section.  The information in this current report shall not be incorporated by reference into any registration statement, proxy statement or other document filed pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE INC.

Date: November 11, 2005	By:	/s/ Randall J. Larson
Randall J. Larson
Executive Vice President, Chief Financial Officer and Chief Accounting Officer